AVAX Technologies, Inc.                                             Exhibit 11.1
Computation of Earnings (Loss) Per Share 10K

    Month of                                         Months O/S         Three Months    Three Months      Quaarter     Quaarter
  Issuance For                      Number of        Each Given             Ended           Ended           Ended        Ended
  F/S Purposes                       Shares             Year              6/30/99          6/30/00         6/30/99      6/30/00
  ------------                       ------             ----              -------          -------         -------      -------

January '90                           582,500                               582,500         582,500         582,500       582,500

August '91                            230,000                               230,000         230,000         230,000       230,000

June '92                              287,098                               287,098         287,098         287,098       287,098

July '93                                7,358
November '93                            1,359
                                  -----------
                                        8,717                                 8,717           8,717           8,717         8,717
                                  -----------

July '94                                3,750                                 3,750           3,750           3,750         3,750

April '95                            (111,330)
May '95                              (196,618)                                   --              --
September '95                         402,490
November '95                        1,374,728                                    --              --
                                  -----------
                                    1,469,270                             1,469,270       1,469,270       1,469,270     1,469,270
                                  -----------

March '96                             (77,901)
May & June '96                        321,875
May & June '96                        129,099
June '96                                9,875                                    --              --
July '96                              146,875
                                  -----------
                                      529,823                               529,823         529,823         529,823       529,823
                                  -----------

June '97                              407,093
July, August & Sept '97               661,901
Oct, Nov & Dec '97                    402,153
                                  -----------
                                    1,471,147                             1,471,147       1,471,147       1,471,147     1,471,147
                                  -----------

Jan, Feb & March '98                  285,832                               285,832         285,832         285,832       285,832
April, May & June '98                 353,236                               353,236         353,236         353,236       353,236
July, Aug & Sept                    4,319,243                             4,319,243       4,319,243       4,319,243     4,319,243
Oct., Nov. & Dec '98                  466,503                               464,329         464,329         464,329       466,503
                                  -----------
                                    5,424,814
                                  -----------

Jan, Feb & March '99                  305,570                               305,570         305,570         229,178       305,570
April, May & June '99                 442,897                               221,449         442,897         110,724       442,897
July, Aug & Sept '99                  165,648                                    --         165,648                       165,648
Oct., Nov. & Dec '99                  119,056                                    --         119,056                       119,056
Sept '99 Warrant Exercise Shares       37,500                                    --          37,500                        37,500
                                  -----------
                                    1,070,671
                                  -----------

Jan, Feb & March '00                4,438,439           4.5                      --       4,438,439              --     3,328,829
April, May & June '00                   6,068           1.5                      --           3,034                         1,517


                                                                       ------------    ------------   -------------  ------------
Weighted Average Shares                                                  10,531,964      15,517,089      10,344,847    14,408,136
                                                                       ============    ============   =============  ============

Net Income (Loss) Attributable to Common Stockholders                    (1,902,897)     (2,386,968)     (3,542,808)   (4,653,816)
Net Income (Loss) Per Share                                                   (0.18)          (0.15)          (0.34)        (0.32)
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